As filed with the Securities and Exchange Commission on April 11, 2006

Registration No. 333-129518

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PROVIDENCE SERVICE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-0845127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5524 East Fourth Street

Tucson, Arizona 85711

Telephone: (520) 747-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fletcher Jay McCusker

Chairman of the Board and Chief Executive Officer

The Providence Service Corporation

5524 East Fourth Street

Tucson, Arizona 85711

Telephone: (520) 747-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elise M. Adams Blank Rome LLP 405 Lexington Avenue New York, NY 10174 Telephone: (212) 885-5544 Facsimile: (212) 885-5001	John A. Good Bass, Berry & Sims PLC 100 Peabody Place, Suite 900 Memphis, TN 38103 Telephone: (901) 543-5901 Facsimile: (888) 543-4644

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement on Form S-3 of The Providence Service Corporation is being filed solely to file an updated opinion of Blank Rome LLP as Exhibit 5 to the registration statement in accordance with Rule 462(d) under the Securities Act of 1933, as amended. Pursuant to Rule 462(d) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS

(a) The following exhibits are filed herewith:

Number	Exhibit Title

1*	Form of Underwriting Agreement by and among The Providence Service Corporation and SunTrust Capital Markets, Inc. and Avondale Partners, LLC.

2.1(1)	Stock Purchase Agreement by and among The Providence Service Corporation, Ira Ehrlich and Cypress Management Services, Inc., dated as of January 3, 2003. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such Schedules and/or exhibits to the Securities and Exchange Commission upon request.)

2.2(2)	Purchase Agreement dated as of July 21, 2004 by and between The Providence Service Corporation and Aspen Education Group, Inc., Aspen Youth, Inc., Choices Group, Inc., Aspen MSO, LLC (d/b/a Aspen Community Services) and College Community Services. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providences Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

2.3(3)	Purchase Agreement dated as of June 13, 2005 by and between The Providence Service Corporation and Children’s Behavioral Health, Inc., Nulton Diagnostic & Treatment Center, P.C. and Larry J. Nulton, Ph.D. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

2.4(4)	Purchase Agreement dated as of August 22, 2005 by and between The Providence Service Corporation and Maple Services, LLC, Maple Star Nevada, 763667 Alberta Ltd., 1239658 Ontario Inc., Hamilton C. Hudson, Hudson Family Trust, Leonard Rutman, The Rutman Family Trust and Kay Hudson. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

2.5(5)	Purchase Agreement dated as of September 20, 2005 by and between The Providence Service Corporation and Transitional Family Services, Inc., AlphaCare Resources, Inc., Ron L. Braund and Ron L and Virginia M. Braund Charitable Remainder Unitrust. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.

2.6(6)	Purchase Agreement dated as of February 1, 2006 by and between The Providence Service Corporation and A to Z In-Home Tutoring, LLC, Scott Hines and Ann-Riley Caldwell, as amended. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

5	Opinion of Blank Rome LLP.

23.1*	Consent of McGladrey & Pullen, LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Joseph Decosimo and Company, PLLC.

23.4	Consent of Blank Rome LLP (included in Exhibit 5).

24*	Power of Attorney (included on the signature page).

*	Previously filed.
(1)	Incorporated by reference from an exhibit to the registrant’s registration statement on Form S-1 (Registration No. 333-106286) filed with the Securities Exchange Commission on June 19, 2003.
(2)	Incorporated by reference from an exhibit to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2004.
(3)	Incorporated by reference from an exhibit to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2005.
(4)	Incorporated by reference from an exhibit to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2005.
(5)	Incorporated by reference from an exhibit to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2005.
(6)	Incorporated by reference from an exhibit to the registrant’s annual report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on April 10, 2006.

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ FLETCHER JAY MCCUSKER
Fletcher Jay McCusker
Chairman of the Board, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Fletcher Jay McCusker Fletcher Jay McCusker	Chairman of the Board; Chief Executive Officer (Principal Executive Officer)	April 10, 2006

/s/ Michael N. Deitch Michael N. Deitch	Chief Financial Officer (Principal Financial and Accounting Officer)	April 10, 2006

* Steven I. Geringer	Director	April 10, 2006

* Hunter Hurst, III	Director	April 10, 2006

* Kristi L. Meints	Director	April 10, 2006

* Warren S. Rustand	Director	April 10, 2006

* Richard Singleton	Director	April 10, 2006

*By:	/s/ FLETCHER JAY MCCUSKER
Fletcher Jay McCusker
Attorney-in-Fact

EXHIBIT INDEX

Number	Exhibit Title

1*	Form of Underwriting Agreement by and among The Providence Service Corporation and SunTrust Capital Markets, Inc. and Avondale Partners, LLC.

2.1(1)	Stock Purchase Agreement by and among The Providence Service Corporation, Ira Ehrlich and Cypress Management Services, Inc., dated as of January 3, 2003. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such Schedules and/or exhibits to the Securities and Exchange Commission upon request.)

2.2(2)	Purchase Agreement dated as of July 21, 2004 by and between The Providence Service Corporation and Aspen Education Group, Inc., Aspen Youth, Inc., Choices Group, Inc., Aspen MSO, LLC (d/b/a Aspen Community Services) and College Community Services. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providences Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

2.3(3)	Purchase Agreement dated as of June 13, 2005 by and between The Providence Service Corporation and Children’s Behavioral Health, Inc., Nulton Diagnostic & Treatment Center, P.C. and Larry J. Nulton, Ph.D. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

2.4(4)	Purchase Agreement dated as of August 22, 2005 by and between The Providence Service Corporation and Maple Services, LLC, Maple Star Nevada, 763667 Alberta Ltd., 1239658 Ontario Inc., Hamilton C. Hudson, Hudson Family Trust, Leonard Rutman, The Rutman Family Trust and Kay Hudson. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

2.5(5)	Purchase Agreement dated as of September 20, 2005 by and between The Providence Service Corporation and Transitional Family Services, Inc., AlphaCare Resources, Inc., Ron L. Braund and Ron L and Virginia M. Braund Charitable Remainder Unitrust. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

2.6(6)	Purchase Agreement dated as of February 1, 2006 by and between The Providence Service Corporation and A to Z In-Home Tutoring, LLC, Scott Hines and Ann-Riley Caldwell, as amended. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

5	Opinion of Blank Rome LLP.

23.1*	Consent of McGladrey & Pullen, LLP

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Joseph DeCosimo and Company, PLCC.

23.4	Consent of Blank Rome LLP (included in Exhibit 5).

24*	Power of Attorney (included on signature page).

* Previously filed.

(1)	Incorporated by reference from an exhibit to the registrant’s registration statement on Form S-1 (Registration No. 333-106286) filed with the Securities Exchange Commission on June 19, 2003.

(2)	Incorporated by reference from an exhibit to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2004.

(3)	Incorporated by reference from an exhibit to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2005.

(4)	Incorporated by reference from an exhibit to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2005.

(5)	Incorporated by reference from an exhibit to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2005.

(6)	Incorporated by reference from an exhibit to the registrant’s annual report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 16, 2006.